EXHIBIT 10.4

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated the Effective Date between SILICON VALLEY BANK (“Bank”) and SALMEDIX, INC. (“Borrower”), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation” in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

2.	LOAN AND TERMS OF PAYMENT

2.1 Credit Extensions. Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions in accordance with the terms and conditions hereof.

2.1.1 Equipment Advances.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an “Equipment Advance” and collectively the “Equipment Advances”) in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased on and 90 days prior to the making of an Equipment Advance, provided, how ever, with respect to the first Equipment Advance hereunder only (and only if such Equipment Advance is made substantially concurrently of the date of the execution hereof), the proceeds of such Equipment Advance may be used to reimburse Borrower for the purchase of equipment purchased on and after January 1, 2003.

(b) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as Exhibit C (the “Loan Supplement”), copies of invoices for the Financed Equipment, together with a UCC Financing Statement covering the Equipment described on the Loan Supplement, and such additional information as Bank may request, all at least five (5) Business Days before the proposed funding date (the “Funding Date”). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost of the proposed Financed Equipment.

(c) Bank’s obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2 Interest Rate; Payments.

(a) Principal and Interest Payments On Payment Dates. Borrower will repay each Equipment Advance on the terms provided in the Loan Supplement relating thereto. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, “Scheduled Payments”) on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a “Payment Date”), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance. All unpaid principal and accrued and unpaid interest are due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with the terms hereof.

(b) Interest Rate. Borrower will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percentage points (5%). If any change in the law increases Bank’s expenses or decreases its return from the Equipment Advances, Borrower will pay Bank upon request the amount of such increase or decrease.

(c) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Bank, the projected interest to accrue from the Funding Date to the first Payment Date, pursuant to subsection (b) of this Section.

(d) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.7, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

(e) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance due prior to the date of prepayment, (ii) all remaining Scheduled Payments (including principal and interest unpaid) due after such date, (iii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, but without duplication of any other payment item included herein; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

(f) Permitted Prepayment of Loans. If the Bank consents in writing, Borrower shall have the option to prepay some or all of the Equipment Advances (but in any event no repayment of a portion of any Equipment Advance shall be permitted) advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its request to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, (ii) Bank consents thereto, and (iii) Borrower pays, on the date of the prepayment (1) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance due prior to the date of prepayment; (2) all remaining Scheduled Payments due after such date; (3) all other unpaid accrued interest to the date of the prepayment (but without duplication of any sum in item (1) hereof); and (4) all other sums, if any, that shall have become due and payable hereunder with respect to the Equipment Advances so repaid as otherwise applicable under this Agreement.

2.3 Request to Debit. Bank may debit any of Borrower’s deposit accounts for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off.

2.4 Deposit; Bank Expenses.

(a) Good Faith Deposit. Borrower has made a good faith deposit with Bank of $5,000 which shall be applied to the Bank Expenses hereunder upon the closing hereof.

(b) Bank Expenses. Borrower will pay to Bank all Bank Expenses (including reasonable attorneys’ fees and expenses) incurred through and after the Closing Date when due.

2.5 Additional Costs. If any law or regulation increases Bank’s costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense

3.	CONDITIONS OF CREDIT EXTENSIONS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) the satisfaction of the conditions set forth in section 2.1.1 hereof with respect to the making of an Equipment Advance; and

(b) the representations and warranties in Section 5 hereof must be materially true on the date of the submission of the Loan Supplement relating to the proposed Equipment Advances and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects.

4.	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Any security interest will be a first priority security interest in the Collateral. If the Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Each of Borrower and its Subsidiaries is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2 Collateral. Borrower has good title to the Collateral, free of Liens.

5.3 Litigation. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower’s knowledge, threatened by or against Borrower or any Subsidiary of Borrower in which an adverse decision could cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower’s or any of its Subsidiary’s properties or assets has been used by Borrower or such Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than by legally doing so. Each of Borrower and its Subsidiaries has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Each of Borrower and its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Full Disclosure. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.	AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1 Government Compliance. Borrower will maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower’s business or operations. Borrower will cause each of its Subsidiaries to maintain such Subsidiary’s corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower’s business or operations. Borrower will comply, and will cause each of its Subsidiaries to comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower’s business or operations or cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 15 days after the last day of each month, a company prepared cash summary position report in form acceptable to Bank; (ii) as soon as available, but no later than 45 days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the then ended quarterly period, in a form acceptable to Bank and certified by a Responsible Officer; (iii) as soon as available, but no later than 120 days after the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank requests.

(b) Within 45 days after the last day of each quarter, Borrower will deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

6.3 [Reserved]

6.4 Taxes. Borrower will make, and cause each of its Subsidiaries to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance. Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Subject to Section 6.7 (a) below, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6 Primary Accounts; Bank Deposits. Borrower will maintain its primary depository, investment and operating accounts with Bank. Further, and without limitation of the foregoing, Borrower will use its best efforts to maintain at all times with Bank deposits in an aggregate amount equal to at least three months of cash expenditures of Borrower based on the most recently ended three month period or other period acceptable to Bank, provided that it is understood and agreed that no Default or Event of Default shall arise from the Borrower’s failure to maintain such aggregate amount of deposits with Bank.

6.7 Loss; Destruction; or Damage.

Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then in each case, Borrower:

(a) Prior to the occurrence of an Event of Default, at Borrower’s option, will (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(b) During the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank’s option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance related to the Event of Loss) due prior to the next such Payment Date due prior to the date of such payment, (ii) all regularly Scheduled Payments (including principal and interest) due after to the date of such payment, plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(c) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

6.8 Expression of Interest Regarding Investment. The parties hereto acknowledge and agree that, to the extent availability for investment exists in each Equity Round (as defined below), as Borrower shall reasonably determine, Borrower shall upon any such determination of investment availability, notify Bank and its Bank affiliates (including, without limitation, Silicon Valley Bancshares and Silicon Valley BancVentures, Inc.) of the option to invest up to $750,000 on a joint basis in each succeeding Equity Round after the date hereof on the same terms, conditions and pricing offered to the investors in each such Equity Round. Borrower shall provide Bank with at least 30 days prior written notice of the proposed closing date of each Equity Round (such notice being referred to as the “Equity Notice”) if the opportunity for investment by Bank exists; otherwise, Borrower shall notify Bank that it has determined that no opportunity for investment by Bank in such Equity Round exists. The Equity Notice is to contain the terms, conditions, and pricing of such Equity Round is to be delivered to Bank at its address of Silicon Valley Bank, General Counsel, 3003 Tasman Drive, HG 180, Santa Clara, California

95054. Regardless of the foregoing, Bank and Bank affiliates shall have the right, in their sole discretion, to determine whether to participate in such an available Equity Round without any obligation to do so. “Equity Round” as used herein shall mean each of the equity financing transactions of Borrower on and after the date hereof

6.9 Further Assurances. Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS

Borrower will not do any of the following without the Bank’s written consent, which will not be unreasonably withheld:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any material part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of nonexclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment, other than for Financed Equipment; (iv) Transfers comprising or resulting in Permitted Liens or (v) other Transfers which in the aggregate do not exceed $100,000, but not including any Collateral.

7.2 Changes in Business or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower. Borrower will not, without at least 30 days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations.

7.3 Transactions. Enter into any transaction outside of the ordinary course of business of Borrower, consistent with past business practices.

7.4 Encumbrance. Other than for Permitted Liens, create, incur, or allow any Lien on any of the Collateral, or create, incur, or allow any Lien on any other assets or property of Borrower, or assign or convey any right relating thereto, or permit any of Collateral that is subject to the Bank’s first priority security interest in the Collateral to change.

7.5 Compliance. Become an “investment company” or a Person controlled by an “investment company” under the Investment Company Act; undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower’s business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.	EVENTS OF DEFAULT

Any one of the following is an “Event of Default” hereunder:

8.1 Payment Default. Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2 Covenant Default. If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7; or

If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under such other term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default relating thereto cannot be cured within 10 days or cannot be cured after Borrower’s attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 Material Adverse Change. (i) A material impairment in the perfection or priority of the Bank’s security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations occurs (any of the foregoing is referred to herein as the a “Material Adverse Change”);

8.4 Attachment. (i) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower’s assets; or (iv) a notice of lien, levy, or assessment is filed against a material portion of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements. If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.7 Judgments. If a money judgment or judgments in the aggregate of at least $100,000 is rendered against the Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this

Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document (with it being recognized that financial projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

9.	BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(f) Dispose of the Collateral according to the Code or otherwise pursuant to law.

9.2 Power of Attorney. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (1) make, settle, and adjust all claims under Borrower’s insurance policies to the extent of Bank’s insurable interest; and (ii) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest hereunder regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 [Reserved]

9.4 Bank Expenses. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral. If Bank complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10.	NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	SALMEDIX, INC. 9380 Judicial Drive San Diego, CA 92121 FAX: 858-622-5060

If to Bank:	Silicon Valley Bank 4445 Eastgate Mall, Suite 110 San Diego, CA 92121 Attn: Ms. Linda S. Le Beau FAX: 858-622-1692

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in San Diego County, California. BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT

OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 Indemnification. Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except, in all cases, for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

13.	DEFINITIONS

“Advance” or “Advances” is also referred to herein as an Equipment Advances or the Equipment Advances, as applicable.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Basic Rate” is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the day the Loan Supplement is prepared, plus (b) the Loan Margin, provided that the Basic Rate shall under no circumstances be deemed less than a rate equal to 7.68% per annum.

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the California Uniform Commercial Code, as amended or otherwise modified from time to time.

“Collateral” is the property described on Exhibit A.

“Committed Equipment Line” is a line of credit of up to $500,000.

“Commitment Termination Date” is December 31, 2003.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is each Advance and each other extension of credit by Bank for Borrower’s benefit.

“Default” means an event which, with notice or passage of time or both, would constitute an Event of Default.

“Effective Date” is the date Bank executes this Agreement.

“Eligible Equipment” is computer, laboratory test and measurement equipment, office equipment and furnishings, and Other Equipment, subject to (1) the limitations set forth below in the definition thereof and (2) provided that any such Other Equipment complies with all of Borrower’s representations, warranties and covenants in favor of the Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances shall be new when purchased, provided that Bank, in its sole discretion, may finance used equipment.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” and “Equipment Advances” are defined in Section 2.1.1.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Event of Loss” shall have the meaning set forth in Section 6.7 hereof.

“Financed Equipment” is defined in the Loan Supplement.

“Funding Date” shall have the meaning ascribed to such term in section 2.1.1 hereof.

“GAAP” shall mean generally accepted accounting principles, consistently applied.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Interim Payment” shall have the meaning set forth in section 2.2(c) hereof.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Amount” is the aggregate original amount of each Equipment Advance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Loan Factor” is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Basic Rate as the interest rate.

“Loan Margin” is 550 basis points.

“Loan Supplement” has the meaning ascribed to such term in section 2.1.1 hereof.

“Material Adverse Change” has the meaning set forth in Section 8.3 hereof.

“Maturity Date” is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or, if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including Equipment Advances, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Original Stated Cost” is (i) the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

“Other Equipment” custom equipment, software licenses, leasehold improvements, furnishings, freight, taxes and other items that the Bank determines to be acceptable to it in its discretion. Unless otherwise agreed to by Bank in writing: not more than 25% of all Equipment Advances shall relate to and be based on Other Equipment, which shall be determined as of the earlier of the following: (A) the Commitment Termination Date, (B) the date that no further availability exists hereunder for further Equipment Advances or (C) such other date as the Bank shall determine is appropriate if the making of any further Equipment Advances would necessarily result in a breach of the foregoing percentage limitation.

“Payment Date” shall have the meaning ascribed to such term in section 2.2(a) hereof.

“Permitted Liens” are:

(a) Liens as in existence as shown on the Schedule attached hereto.

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment, but in no event shall any of the foregoing in this clause (b) pertain to the Collateral;

(d) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties; provided that payment thereof is not yet required; and

(e) Liens incurred or deposits made in the ordinary course of Borrower’s business in connection with worker’s compensation, unemployment insurance, social security and other like laws.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Repayment Period” is 36 months.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer, and the Controller of Borrower.

“Schedule” is any attached schedule of exceptions.

“Scheduled Payments” shall have the meaning ascribed to such term in section 2.2(a) hereof.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER: SALMEDIX, INC.		Bank: SILICON VALLEY BANK

By	/s/ ANITA I. BUSQUETS	By	/s/ LINDA LEBEAU

Title	Chief Financial & Admin Officer	Title	SVP

Effective Date: June 25, 2003

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following Borrower’s personal property:

All Financed Equipment, including, without limitation, all goods, equipment and general intangibles financed by the Bank; and all substitutions for, additions and accessions to and proceeds thereof; and all Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated                 , 200   (“Supplement”), to the Loan and Security Agreement dated as of June     , 2003 (the “Loan Agreement) by and between the undersigned (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name:  Silicon Valley Bank

Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK		SALMEDIX, INC.

By:		By:

	Name:		Name:

	Title:		Title:

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

Annex A to Exhibit C

The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment:	Make	Model	Serial #	Invoice #

2

Annex B to Exhibit C

LOAN TERMS SCHEDULE #

Loan Funding Date:         , 200

Original Loan Amount: $

Basic Rate:             %

Loan Factor:             %

Scheduled Payment Dates and Amounts:

One (1) payment of $         due

             payment of $         due monthly in advance from          through             .

One (1) payment of $         due

Maturity Date:

Payment No.	Payment Date
1
2
3
4

. . .

[36]

. . .

3

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	SALMEDIX, INC.

The undersigned authorized officer of SALMEDIX, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined on an ongoing basis and not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Cash Summary Report	Monthly within 15 days	Yes No
Quarterly Financial Statements and Compliance Certificate	Quarterly within 45 days	Yes No
Annual (CPA Audited)	FYE within 120 days	Yes No

BANK USE ONLY
Comments Regarding Exceptions: See Attached.
Received by:

Sincerely,		AUTHORIZED SIGNER

SALMEDIX, INC.	Date:

By	Verified:

Title:		AUTHORIZED SIGNER

Date:	Date:

	Compliance Status:	Yes No